EXHIBIT 23.1

               Consent of independent certified public accountants

We hereby consent to the incorporation by reference in the previously filed registration statements on Form S-1 (Nos. 333-36826 and 333-38538) and on Form S-8 (No. 333-32678) of Nettaxi.com of our report dated March 8, 2001, appearing on page 3 of Nettaxi.com Annual report on Form 10-K for the year ended December 31, 2000.


/s/ BDO  Seidman,  LLP
BDO  SEIDMAN,  LLP
San  Jose,  California
April  3,  2001


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